Exhibit 99.1

--------------- PRESS RELEASE---------------
Integral Technologies, Inc.
For immediate release	October 7, 2010

Integral Announces the Engagement of
MDB Capital Group As it Placement Agent

Bellingham, WA-Integral Technologies, Inc. (OTCBB.ITKG) (“Integral”), today announces the engagement of MBD Capital Group (www.mbd.com) a member of FINRA/SIPC to be its placement agent in potentially securing equity funding.

Integral is potentially seeking funding to continue to advance its research, development and commercialization of its ElectriPlast™ technology.

The Engagement Agreement calls for MBD to act as  Integral’s exclusive, sole placement agent in connection with the potential sale of its debt, equity or equity-linked securities (“Securities”) to one or more financial investors, strategic investors accredited investors or other investors.  MDB will be paid on its success in securing funding. Specifically, MDB will be paid  (i) a cash fee of 10% of the aggregate gross proceeds received by Integral from a sale of the Securities and (ii) warrants, with a term of five years in an amount equal to 10% of the Securities sold by the Company.  MDB will also be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with the engagement.

In general, either party may terminate the Engagement Agreement on 30 business days’ written notice.  Integral may not terminate the Engagement Agreement during the first six months of the engagement, except that Integral is able to terminate the Engagement Agreement during the first 30 days of the engagement and in circumstances where MDB has acted with gross negligence or intentional misconduct.    The Engagement Agreement also contains customary provisions relating to covenants of the parties and indemnifications.

Integral Technologies
Integral Technologies, Inc. (www.itkg.net) is the developer of an innovative electrically conductive resin-based material called “ElectriPlast™,” a highly conductive recipe that can be molded into virtually any shape or dimension associated with the range of plastics, rubbers and other polymers. Our IP consists of ElectriPlast™ and multitudes of different applications pertinent to a wide variety of industries.  No assurances can be given that all patent applications will be approved; however, to the extent that patents are not granted, we will continue to attempt to commercialize these technologies without the protection of patents. Various examples of industries where ElectriPlast™ can be used are antennas, shielding, lighting, circuitry, switch actuators, resistors, and medical devices, to name just a few. The company is currently introducing these new products and ElectriPlast™ technology on a global scale.

Safe Harbor Statement

This press release contains “forward-looking statements'' within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act.  These statements include, without limitation, predictions and guidance relating to the company’s future financial performance and the research, development and commercialization of its technologies.  In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements, as the result of such factors, risks and uncertainties as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, and (3) other factors detailed in the company's public filings with the SEC, including, without limitation, those described in the Company’s annual report on Form 10-K for the year ended June 30, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities

For more detailed information on the company and the technologies described above please visit our web site at www.itkg.net or contact Shareholder Relations at 888-666-8833 or Doug Bathauer, at 812-455-5767 or email at electriplastinfo@aol.com.  To review the company’s filings with the SEC, please go to www.sec.gov.